Exhibit A

Series of the Trust

Amended: February 14, 2024

The following Funds are covered under this agreement:

AlphaCentric Income Opportunities Fund

AlphaCentric Premium Opportunity Fund

AlphaCentric Robotics and Automation Fund

AlphaCentric Symmetry Strategy Fund

AlphaCentric LifeSci Healthcare Fund

AlphaCentric Strategic Income Fund

Catalyst Systematic Alpha Fund

Catalyst/Warrington Strategic Program Fund

Catalyst Insider Buying Fund

Catalyst Insider Income Fund

Catalyst Energy Infrastructure Fund

Catalyst Dynamic Alpha Fund

Catalyst/CP World Equity Fund

Catalyst/CP Focus Large Cap Fund

Catalyst/CP Focus Mid Cap Fund

Catalyst Nasdaq-100 Hedged Equity Fund

Catalyst Buffered Shield Fund

Catalyst/Lyons Tactical Allocation Fund

Catalyst/CIFC Senior Secured Income Fund

Catalyst/Princeton Credit Opportunity Fund

Catalyst/MAP Global Balanced Fund

Catalyst/MAP Global Equity Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Catalyst/Millburn Dynamic Commodity Strategy Fund

Catalyst/Millburn Hedge Strategy Fund

Catalyst Enhanced Income Strategy Fund

Catalyst/Aspect Enhanced Multi-Asset Fund

Catalyst/Welton Advantage Multi-Strategy Fund

Empiric Fund

Eventide Gilead Fund

Eventide Healthcare and Life Sciences Fund

Eventide Balanced Fund

Eventide Dividend Opportunities Fund

Eventide Limited-Term Bond Fund

Eventide Exponential Technologies Fund

Eventide Core Bond Fund

Eventide Large Cap Focus Fund

JAG Large Cap Growth Fund

Mutual Fund Series Trust

By: /s/ Tobias Caldwell

Print Name: Tobias Caldwell

Title: Trustee

MFund Services LLC

By: /s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: Chief Executive Officer